SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2003

IntraBiotics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-29993	94-3200380
(Commission File No.)	(IRS Employer Identification No.)

1255 Terra Bella Avenue
Mountain View, California 94043
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 526-6800

Item 5. Other Events

On February 6, 2003, IntraBiotics Pharmaceuticals, Inc. (the “Company”) announced that it entered into an agreement to sell, subject to stockholder approval of the transaction and certain other conditions, up to $3.5 million of shares of Series A Convertible Preferred Stock and Warrants to purchase shares of Common Stock of the Company.

In addition, the Company announced that on January 27, 2003, Henry J. Fuchs, M.D., the Company’s President and Chief Operating Officer, was elected the Chief Executive Officer by the Board of Director. Ernest Mario, Ph.D., the Company’s former Chief Executive Officer, will remain Chairman of the Company’s Board of Directors.

Further, on January 27, 2003, the Board of Directors of IntraBiotics approved, and on February 6, 2003, the Company completed the Option Cancellation and Regrant Program, whereby all optionholders, including the Company’s employees, officers and directors, could elect to have their existing, outstanding options cancelled in exchange for new options to purchase the same number of shares, subject to some exceptions, which were granted immediately following the cancellation of the existing options.

Item 7. Financial Statements and Exhibits

(c)  Exhibits.

99.1	Press Release, dated February 6, 2003, entitled “IntraBiotics to Launch Phase II/III Clinical Study of Iseganan HCl for Ventilator-Associated Pneumonia (VAP).”

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTRABIOTICS PHARMACEUTICALS, INC.

Dated: February 6, 2003	By:	/s/ Eric H. Bjerkholt
Eric H. Bjerkholt Sr. Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

99.1	Press Release, dated February 6, 2003, entitled “IntraBiotics to Launch Phase II/III Clinical Study of Iseganan HCl for Ventilator-Associated Pneumonia (VAP).”